Exhibit 5.2

May 5, 2021

Agree Realty Corporation Agree Limited Partnership 70 E. Long Lake Road Bloomfield Hills, Michigan 48304

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Agree Realty Corporation, a Maryland corporation (the “Company” or “Parent”), the subsidiaries listed on Schedule A hereto (collectively, the “Subsidiary Guarantors”, and together with the Parent, the “Guarantors”), and Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”, and together with the Guarantors, the “Opinion Parties”), in connection with Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3ASR (File No. 333-238729) filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2020 (as amended by the Amendment and the Post-Effective Amendment No. 1 filed with the Commission on August 12, 2020, the “Registration Statement”), filed by the Opinion Parties with the Commission, for the registration of the Securities (defined below) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement includes a form of prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, may contemplate the issue and sale of (i) shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (ii) one or more series of shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”); (iii) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (the “Depositary Shares”), each of which will represent a fractional interest of a share of a particular class or series of preferred stock or multiple shares of Preferred Stock; (iv) warrants to purchase Preferred Stock, Common Stock or Debt Securities (as defined below) (the “Warrants”); and (v) one or more series of debt securities of the Operating Partnership (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by the Guarantors.

Any Debt Securities and Guarantees will be issued under one or more indentures or any supplemental indenture thereto in the form to be filed as an exhibit to the Registration Statement (the “Indenture”) relating to the issuance of Debt Securities by the Operating Partnership. The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent (each, a “Warrant Agent”). The Indenture, the Deposit Agreements and the Warrant Agreements are herein collectively referred to as the “Agreements.” The Debt Securities, Guarantees, Depositary Shares and Warrants are herein collectively referred to as the “Securities.”

In connection with this opinion letter, we have examined and relied upon originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Opinion Parties and have not independently sought to verify such matters. In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents.

With respect to our opinions as to the Depositary Shares, we have assumed that any Depositary Shares offered under the Registration Statement will be issued under a valid and legally binding Deposit Agreement or other similar instrument entered into among the Company, a Depositary and the holders from time to time of the depositary receipts which will evidence the Depositary Shares, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof provided in the applicable Prospectus Supplement and be executed in the forms filed as exhibits to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein.

With your consent, we have also assumed (i) that each of the Agreements will be governed by the internal laws of the State of New York, (ii) that each of the Agreements has been or will be duly authorized, executed and delivered by the parties thereto (other than with respect to the Operating Partnership), (iii) that each of the Agreements constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Opinion Parties, enforceable against each of them in accordance with their respective terms and (iv) that the status of each of the Agreements as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Our opinions herein are expressed solely with respect to (i) the internal laws of the State of New York; (ii) the Delaware Revised Uniform Limited Partnership Act, as amended; and (iii) the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions are based on these laws as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. It is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and only speaks as of the date of this opinion letter.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, it is our opinion that:

1.	When (i) the specific terms of the Guarantees of a particular Debt Security and such Debt Security have been duly established in accordance with the Indenture, (ii) all necessary corporate or limited liability company action, as applicable, has been taken by the Guarantors to approve the creation, the terms and the issuance of the Guarantees and all necessary limited partnership action has been taken by the Operating Partnership to approve the creation, the terms and the issuance of such Debt Securities, (iii) the Guarantees have been duly executed, issued and delivered in accordance with the Indenture and in the manner contemplated by the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable Prospectus Supplement(s), and by such corporate or limited liability company action, as applicable, and (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable Prospectus Supplement(s), and by such limited partnership action, do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, are in conformity with the organizational documents of the Operating Partnership, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, then such Guarantees will be legally valid and binding obligations of each applicable Guarantor, enforceable against each applicable Guarantor in accordance with their terms.

2.	When (i) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of Depositary Shares, and (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and as described in the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable Prospectus Supplement(s), and by such corporate action, and (iii) the Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Deposit Agreement and in the manner contemplated by the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable Prospectus Supplement(s), and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary), then such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When (i) a Prospectus Supplement and any related offering material with respect to Warrants have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Warrants and the underlying securities, the terms of the offering of the Warrants and related matters, including the consideration to be received therefor, if any, and for the underlying securities, and, if applicable, to authorize the form, terms, execution and delivery of a Warrant Agreement or Warrant Agreements (including a form of certificate evidencing the Warrants, if applicable) relating to the Warrants, (iii) the Warrant Agreement or Warrant Agreements, if applicable, relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent, if any, appointed by the Company, (iv) the Warrants have been issued under a valid and legally binding Warrant Agreement, or agreements relating to the Warrants that conforms to the description thereof provided in a Prospectus Supplement and any related offering material and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the certificate of incorporation and bylaws of the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Warrants or certificates representing the Warrants have been duly executed, countersigned and registered, if applicable, issued and delivered in accordance with the prospectus and applicable Prospectus Supplement relating to the Registration Statement and in accordance with the appropriate Warrant Agreement and the applicable valid and legally binding purchase, underwriting or similar agreement, as applicable, and such corporate action, in exchange for payment of the consideration for such Warrants, if any, provided for in such agreement, such Warrants will be legally issued and binding obligations of the Company.

4.	When (i) a Prospectus Supplement and any related offering materials with respect to Debt Securities have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary limited partnership action has been taken by the Operating Partnership to approve the creation, the terms and the issuance of such Debt Securities and the consideration to be received therefor in accordance with the Indenture, (iii) the Indenture is qualified under the United States Trust Indenture Act of 1939, as amended, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable Prospectus Supplement(s), and by such limited partnership action, do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, are in conformity with the organizational documents of the Operating Partnership, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, and (v) notes, certificates or other evidence of the Debt Securities have been duly executed, issued and delivered by the Operating Partnership and authenticated by the Trustee pursuant to the Indenture and delivered to the purchasers thereof against payment therefor in accordance with such limited partnership action and the prospectus and applicable Prospectus Supplement relating to the Registration Statement, and in accordance with any applicable valid and legally binding purchase, underwriting or similar agreement, or Warrant Agreement and any related Warrant, as applicable, such Debt Securities will be legally issued and binding obligations of the Operating Partnership. For purposes of rendering the opinions set forth in this paragraph 4, we have assumed that immediately prior to the issuance of any Debt Securities, the Indenture and any applicable supplemental indenture will be in full force and effect, with no unwaived Events of Default or breaches thereunder and will constitute the legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

In giving the opinions set forth above, with respect to each Security opined on in this opinion letter we have assumed that (i) at or prior to the time of the delivery of such Security, the authorization of such Security will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability and (ii) none of the terms of any such Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the applicable Opinion Party, with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the applicable Opinion Party or any restriction imposed by any court or governmental body having jurisdiction over the applicable Opinion Party.

Our opinions set forth above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance and voidable transaction laws), (ii) any specialized laws not included in opinion letters of this kind, such as tax, antitrust, pension, employee benefit, environmental, intellectual property, bank regulatory, insurance, labor, regulatory and licensing, anti-money laundering and health and safety laws, (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law; or (iv) the application of principles of public policy.

We express no opinion as to the validity, binding effect or enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company or Operating Partnership of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company or Operating Partnership to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination, usury and other interest-related restrictions, or (v) provisions providing that the terms of agreement may not be waived or modified except in writing.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

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